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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                February 20, 2004
                Date of Report (Date of earliest event reported)

                        ASSOCIATED MATERIALS INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                                                 75-1872487
           Delaware                       000-24956             (IRS Employer
(State or Other Jurisdiction of   (Commission File Number)   Identification No.)
        Incorporation)

                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
                    (Address of Principal Executive Offices)

                                 (330) 929-1811
              (Registrant's Telephone Number, Including Area Code)
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Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On February 20, 2004, AMH Holdings, Inc. ("AMH") (which will become the indirect parent company of Associated Materials Incorporated prior to the issuance of the notes) issued a press release announcing its plans to offer senior discount notes in a private placement. Net proceeds from the offering will be used to redeem all of AMH's preferred stock (including accrued and unpaid dividends thereon), pay a dividend to AMH's common stockholders and pay a bonus to certain members of senior management.

      The notes will be offered in the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration under, or an applicable exemption from the registration requirements of, the Securities Act.

      A copy of the press release is attached as Exhibit 99.1 hereto.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit
Number            Description of Document
------            -----------------------

99.1              Press Release dated February 20, 2004, issued by AMH Holdings, Inc.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ASSOCIATED MATERIALS INCORPORATED


Date: February 20, 2004                 By:   /s/ D. Keith LaVanway
                                            ------------------------------------
                                              D. Keith LaVanway
                                              Vice President, Chief Financial
                                              Officer, Treasurer and Secretary

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